EXHIBIT 99.1
NEWS
RELEASE
2006-19
FOR IMMEDIATE RELEASE
Contact: Doug Aron
(713) 688-9600 x145
FRONTIER OIL AND ITS SUBSIDIARY GRANTED SUMMARY JUDGMENT
IN BEVERLY HILLS LAWSUIT
HOUSTON, TEXAS, November 22, 2006— Frontier Oil Corporation (NYSE: FTO) announced that the Los Angeles Superior Court hearing the initial Beverly Hills Lawsuit, scheduled to begin trial on November 27, 2006, has today entered a ruling granting summary judgment in favor of all defendants, including Frontier Oil Corporation and its subsidiary Wainoco Oil & Gas Company. The Court’s ruling against the initial Beverly Hills Lawsuit plaintiffs, which may be appealed, results in the cancellation of the November 27, 2006 trial.
Frontier operates a 110,000 barrel-per-day refinery located in El Dorado, Kansas, and a 52,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
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